                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO.:333-130408

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toll-free 1-866-500-5408.

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CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

MLCFC 2007-6

    LOAN
   NUMBER    ORIGINATOR  PROPERTY NAME                   STREET ADDRESS              CITY           COUNTY          STATE
-------------------------------------------------------------------------------------------------------------------------

20068532004  MLML        Peter Cooper Village and        1st Avenue & Avenue C,
                         Stuyvesant Town                 Between 14th & East
                                                         23rd Streets                New York       New York          NY
20068532004  MLML        Rent Stabilized                                             New York       New York          NY
20068532004  MLML        Market Rents                                                New York       New York          NY
       9091  CRF         Retreat at the Park Apartments  1600 Fillmore Street        Denver         Denver            CO
      10918  CRF         Crossings at Canton             8375 Honeytree Boulevard    Canton         Wayne             MI
      10112  CRF         Emerald Place                   40300 Washington Street     Bermuda Dunes  Riverside         CA
      10525  CRF         Summercrest Apts                75 Crestmont Way            Greenville     Greenville        SC
20058536001  MLML        Renaissance at Norman           1600 Ann Branden Boulevard  Norman         Cleveland         OK
                         Apartments
20068543029  MLML        Spanish Point Apartments        4121 Harvest Hill Road      Dallas         Dallas            TX
       6922  CRF         St. James Apartments            9109 Fondren Road & 6503
                                                         Wanda Lane                  Houston        Harris            TX
      10387  CRF         Bear Creek Apts - Phase I       1600 Bear Creek Lane        Petoskey       Emmet             MI
       9077  CRF         Woodstone Apartments            1503 East Park Avenue       Valdosta       Lowndes           GA
       8739  CRF         Hillwood Apartments             1 Gatsby Drive              Montgomery     Montgomery        AL
      10654  CRF         Deering Manor Apartments        2712 Hopkins Road           Richmond       Richmond City     VA
      10582  CRF         Starview Mobile Home Park       4775 North Sherman Street   Mount Wolf     York              PA
20068543030  MLML        Creekview Apartments            700 South Highway 1417      Sherman        Grayson           TX
      10655  CRF         Bellevue Land Apartments        3935 Chamberlayne Avenue    Richmond       Henrico           VA
20068514006  MLML        Luella Crossing                 1200 Elmwood Drive          Terre Haute    Vigo              IN
20068514007  MLML        Garden Quarter II               1200 Elmwood Drive          Terre Haute    Vigo              IN
      10581  CRF         Regent Acres Mobile Home Park    700 Salem Road             Etters         York              PA
       8900  CRF         Laurel Highlands                1001 Clubhouse Drive        Donegal        Westmoreland      PA
      10313  CRF         Terrace Villa Apts              3230 Southwest Avalon Way   Seattle        King              WA
      10612  CRF         Vesper Ave Apartments           6936 Vesper Avenue          Van Nuys       Los Angeles       CA
       9746  CRF         Sierra View MHC                 10200 Johnson Road          Phelan         San Bernardino    CA
      10181  CRF         Long Leaf MHP                   420 Marion Drive            Wilmington     New Hanover       NC
       8553  CRF         Debbie Manor                    13412 Vanowen Street        Van Nuys       Los Angeles       CA

    LOAN                                                                 PROPERTY     PROPERTY
   NUMBER    ORIGINATOR  PROPERTY NAME                       ZIP CODE      TYPE       SUB-TYPE   OCCUPANCY (%)
--------------------------------------------------------------------------------------------------------------

20068532004  MLML        Peter Cooper Village and        10009, 10010  Multifamily    High-Rise       98.3
                         Stuyvesant Town
20068532004  MLML        Rent Stabilized                 10009, 10010  Multifamily                    97.7
20068532004  MLML        Market Rents                    10009, 10010  Multifamily                    98.5
       9091  CRF         Retreat at the Park Apartments         80206  Multifamily    Garden          70.8
      10918  CRF         Crossings at Canton                    48187  Multifamily    Garden          92.6
      10112  CRF         Emerald Place                          92201  Multifamily    Garden          91.7
      10525  CRF         Summercrest Apts                       29615  Multifamily    Garden          92.9
20058536001  MLML        Renaissance at Norman                  73071  Multifamily    Garden          75.9
                         Apartments
20068543029  MLML        Spanish Point Apartments               75244  Multifamily    Garden          95.3
       6922  CRF         St. James Apartments                   77074  Multifamily    Garden          95.7
      10387  CRF         Bear Creek Apts - Phase I              49770  Multifamily    Garden          96.7
       9077  CRF         Woodstone Apartments                   31602  Multifamily    Garden          89.3
       8739  CRF         Hillwood Apartments                    36106  Multifamily    Garden          94.1
      10654  CRF         Deering Manor Apartments               23234  Multifamily    Garden          95.2
      10582  CRF         Starview Mobile Home Park              17347  Manufactured   Mobile          97.1
                                                                       Housing        Home Park
20068543030  MLML        Creekview Apartments                   75092  Multifamily    Garden          95.1
      10655  CRF         Bellevue Land Apartments               23227  Multifamily    Garden          95.1
20068514006  MLML        Luella Crossing                        47802  Multifamily    Garden          92.0
20068514007  MLML        Garden Quarter II                      47802  Multifamily    Garden          95.3
      10581  CRF         Regent Acres Mobile Home Park          17319  Manufactured   Mobile          90.8
                                                                       Housing        Home Park
       8900  CRF         Laurel Highlands                       15628  Manufactured   Mobile          85.8
                                                                       Housing        Home Park
      10313  CRF         Terrace Villa Apts                     98126  Multifamily    Garden         100.0
      10612  CRF         Vesper Ave Apartments                  91405  Multifamily    Garden         100.0
       9746  CRF         Sierra View MHC                        92371  Manufactured   Mobile         100.0
                                                                       Housing        Home Park
      10181  CRF         Long Leaf MHP                          28412  Manufactured   Mobile          98.0
                                                                       Housing        Home Park
       8553  CRF         Debbie Manor                           91405  Multifamily    Garden         100.0

                                                                                           INITIAL
    LOAN                                                 OCCUPANCY    INITIAL POOL      POOL BALANCE         TOTAL      UNIT
   NUMBER    ORIGINATOR  PROPERTY NAME                      DATE      BALANCE ($)     PER UNIT OR PAD ($)   # UNITS  OF MEASURE
-------------------------------------------------------------------------------------------------------------------------------

20068532004  MLML        Peter Cooper Village and        11/30/2006  202,272,727.27          18,016.63      11,227     Units
                         Stuyvesant Town
20068532004  MLML        Rent Stabilized                 11/30/2006                                          8,038     Units
20068532004  MLML        Market Rents                    11/30/2006                                          3,189     Units
       9091  CRF         Retreat at the Park Apartments  11/30/2006   32,000,000.00         128,514.06         249     Units
      10918  CRF         Crossings at Canton               1/3/2007   29,280,000.00          39,354.84         744     Units
      10112  CRF         Emerald Place                   11/21/2006   22,800,000.00          95,000.00         240     Units
      10525  CRF         Summercrest Apts                 12/5/2006   19,805,000.00          74,454.89         266     Units
20058536001  MLML        Renaissance at Norman            5/17/2005   13,585,000.00          59,583.33         228     Units
                         Apartments
20068543029  MLML        Spanish Point Apartments          1/2/2007   11,200,000.00          37,333.33         300     Units
       6922  CRF         St. James Apartments            12/20/2006   11,000,000.00          34,055.73         323     Units
      10387  CRF         Bear Creek Apts - Phase I         2/1/2006    9,600,000.00          80,000.00         120     Units
       9077  CRF         Woodstone Apartments             1/26/2007    9,400,000.00          31,333.33         300     Units
       8739  CRF         Hillwood Apartments              12/7/2006    8,650,000.00          73,305.08         118     Units
      10654  CRF         Deering Manor Apartments         1/15/2007    7,910,000.00          47,083.33         168     Units
      10582  CRF         Starview Mobile Home Park       12/31/2006    5,994,433.11          25,081.31         239      Pads
20068543030  MLML        Creekview Apartments            12/12/2006    5,650,000.00          39,236.11         144     Units
      10655  CRF         Bellevue Land Apartments         1/15/2007    5,350,000.00          37,152.78         144     Units
20068514006  MLML        Luella Crossing                 12/20/2006    5,000,000.00         100,000.00          50     Units
20068514007  MLML        Garden Quarter II               12/20/2006    4,000,000.00          62,500.00          64     Units
      10581  CRF         Regent Acres Mobile Home Park   12/31/2006    3,197,030.99          24,404.82         131      Pads
       8900  CRF         Laurel Highlands                10/31/2006    2,960,000.00          10,277.78         288      Pads
      10313  CRF         Terrace Villa Apts               1/29/2007    2,698,351.40          74,954.21          36     Units
      10612  CRF         Vesper Ave Apartments            1/15/2007    2,315,000.00          46,300.00          50     Units
       9746  CRF         Sierra View MHC                   2/7/2007    1,748,487.76          31,790.69          55      Pads
      10181  CRF         Long Leaf MHP                   12/19/2006    1,299,022.11          25,471.02          51      Pads
       8553  CRF         Debbie Manor                     6/19/2006      854,669.55          50,274.68          17     Units

                                                                            STUDIOS                1 BEDROOM
                                                             PADS     ---------------------   --------------------
    LOAN                                                   AVG RENT               AVG RENT              AVG RENT
   NUMBER    ORIGINATOR  PROPERTY NAME                   PER MO. ($)  # UNITS   PER MO. ($)   # UNITS  PER MO. ($)
------------------------------------------------------------------------------------------------------------------

20068532004  MLML        Peter Cooper Village and                                               5,740        1,596
                         Stuyvesant Town
20068532004  MLML        Rent Stabilized                                                        3,872        1,136
20068532004  MLML        Market Rents                                                           1,868        2,550
       9091  CRF         Retreat at the Park Apartments                                           169        1,147
      10918  CRF         Crossings at Canton                                                      216          678
      10112  CRF         Emerald Place                                                            104          932
      10525  CRF         Summercrest Apts                                                          96          682
20058536001  MLML        Renaissance at Norman                                                     68          707
                         Apartments
20068543029  MLML        Spanish Point Apartments                                                 101          606
       6922  CRF         St. James Apartments                                                      24          520
      10387  CRF         Bear Creek Apts - Phase I                                                 12          721
       9077  CRF         Woodstone Apartments                                                      64          479
       8739  CRF         Hillwood Apartments
      10654  CRF         Deering Manor Apartments
      10582  CRF         Starview Mobile Home Park           335
20068543030  MLML        Creekview Apartments                                                      44          554
      10655  CRF         Bellevue Land Apartments                                                  36          569
20068514006  MLML        Luella Crossing                                                            8          786
20068514007  MLML        Garden Quarter II                                                         40          543
      10581  CRF         Regent Acres Mobile Home Park       335                                    8          358
       8900  CRF         Laurel Highlands                    155
      10313  CRF         Terrace Villa Apts                                                        22          743
      10612  CRF         Vesper Ave Apartments                                                     50          644
       9746  CRF         Sierra View MHC                     336
      10181  CRF         Long Leaf MHP                       275
       8553  CRF         Debbie Manor                                   2           449            10          694

                                                              2 BEDROOM              3 BEDROOM               4 BEDROOM
                                                         --------------------   --------------------   ---------------------
    LOAN                                                           AVG RENT               AVG RENT                AVG RENT
   NUMBER    ORIGINATOR  PROPERTY NAME                   # UNITS  PER MO. ($)   # UNITS  PER MO. ($)   # UNITS    PER MO. ($)
-----------------------------------------------------------------------------------------------------------------------------

20068532004  MLML        Peter Cooper Village and          4,976        1,836       472        1,951        39         2,638
                         Stuyvesant Town
20068532004  MLML        Rent Stabilized                   3,736        1,399       398        1,547        32         1,982
20068532004  MLML        Market Rents                      1,240        3,153        74        4,122         7         5,639
       9091  CRF         Retreat at the Park Apartments       67        1,676        13        2,185
      10918  CRF         Crossings at Canton                 334          802       171        1,070        23         1,140
      10112  CRF         Emerald Place                       136        1,066
      10525  CRF         Summercrest Apts                    142          820        28        1,047
20058536001  MLML        Renaissance at Norman               138          809        22        1,032
                         Apartments
20068543029  MLML        Spanish Point Apartments            154          736        45          935
       6922  CRF         St. James Apartments                235          645        56          768         8           866
      10387  CRF         Bear Creek Apts - Phase I            84          824        24        1,012
       9077  CRF         Woodstone Apartments                216          563        20          710
       8739  CRF         Hillwood Apartments                  60          726        58          859
      10654  CRF         Deering Manor Apartments            168          649
      10582  CRF         Starview Mobile Home Park
20068543030  MLML        Creekview Apartments                100          628
      10655  CRF         Bellevue Land Apartments             96          669        12          799
20068514006  MLML        Luella Crossing                       4          950        32        1,165         6         1,590
20068514007  MLML        Garden Quarter II                    16          671         8          765
      10581  CRF         Regent Acres Mobile Home Park        12          408                                1           420
       8900  CRF         Laurel Highlands
      10313  CRF         Terrace Villa Apts                   14          899
      10612  CRF         Vesper Ave Apartments
       9746  CRF         Sierra View MHC
      10181  CRF         Long Leaf MHP
       8553  CRF         Debbie Manor                          5          836

                                                         UTILITIES
    LOAN                                                  PAID BY    ELEVATORS  CURRENT  NCF   ORIG IO  ORIG AM  ORIG   1ST PAYMENT
   NUMBER    ORIGINATOR  PROPERTY NAME                     TENANT    (YES/NO)    LTV     DSCR  PERIOD   TERM     TERM      DATE
------------------------------------------------------------------------------------------------------------------------------------

20068532004  MLML        Peter Cooper Village and           None        Yes      55.6    1.71    120        0     120    1/8/2007
                         Stuyvesant Town
20068532004  MLML        Rent Stabilized                    None        Yes      55.6    1.71                     120
20068532004  MLML        Market Rents                       None        Yes      55.6    1.71                     120
       9091  CRF         Retreat at the Park Apartments  E, G, S, W     Yes      65.4    1.35    120        0     120    3/8/2007
      10918  CRF         Crossings at Canton                 E          No       73.2    1.42     60        0      60    4/8/2007
      10112  CRF         Emerald Place                   E, G, W, S     No       70.2    1.27    120        0     120    4/8/2007
      10525  CRF         Summercrest Apts                 E, W, S       No       79.9    1.27     60        0      60    3/8/2007
20058536001  MLML        Renaissance at Norman              E, W        No       69.1    1.36     24      360      60    7/1/2005
                         Apartments
20068543029  MLML        Spanish Point Apartments           E,W         No       77.8    1.28     24      360     120    3/8/2007
       6922  CRF         St. James Apartments                W          No       75.8    1.26     16      360     112    3/8/2007
      10387  CRF         Bear Creek Apts - Phase I          E, G        No       79.3    1.22     60      360     120    2/8/2007
       9077  CRF         Woodstone Apartments               E, G        No       79.7    1.31     36      360     120    4/8/2007
       8739  CRF         Hillwood Apartments                 E          No       79.4    1.15     48      360     120    2/8/2007
      10654  CRF         Deering Manor Apartments           E, G        No       69.0    1.18     12      360     120    4/8/2007
      10582  CRF         Starview Mobile Home Park           E                   65.2    1.55      0      360     120    4/8/2007
20068543030  MLML        Creekview Apartments                E          No       76.9    1.27     24      360     120    2/5/2007
      10655  CRF         Bellevue Land Apartments           E, G        No       66.0    1.21     24      360     120    4/8/2007
20068514006  MLML        Luella Crossing                    E,W         No       77.1    1.23     24      360     120    2/8/2007
20068514007  MLML        Garden Quarter II                  E,W         No       78.4    1.20     24      360     120    2/8/2007
      10581  CRF         Regent Acres Mobile Home Park      E, G                 72.7    1.34      0      360     120    4/8/2007
       8900  CRF         Laurel Highlands                   E, G                 72.2    1.23     24      360      60    1/8/2007
      10313  CRF         Terrace Villa Apts              E, G, W, S     Yes      50.4    1.20      0      420     120    4/8/2007
      10612  CRF         Vesper Ave Apartments              E, G        No       59.0    1.31    120        0     120    3/8/2007
       9746  CRF         Sierra View MHC                    E, G                 69.9    1.26      0      360     120    4/8/2007
      10181  CRF         Long Leaf MHP                    E, S, W                79.5    1.35      0      360     120    4/8/2007
       8553  CRF         Debbie Manor                       E, G        No       61.9    1.14      0      360     360    9/1/2006